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                                                                     Exhibit 5.1
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                    [Letterhead of Sterling Commerce, Inc.]



                                 March 20, 1998

Sterling Commerce, Inc.
300 Crescent Court
Suite 1200
Dallas, Texas  75201


     Re: Registration Statement on Form S-3 relating to 4,023,797 Shares of Common Stock, par value $0.01 per share, of Sterling Commerce, Inc.
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Ladies and Gentlemen:

          I am Assistant General Counsel of Sterling Commerce, Inc., a Delaware corporation (the "Company"). In such capacity, I have acted as counsel to the Company in connection with the registration of 4,023,797 shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement").

          I have examined such documents, records, and matters of law as I have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, I am of the opinion that the Shares are duly authorized and, when issued and delivered in accordance with the provisions of the Company's Amended and Restated 1996 Stock Option Plan (the "Plan") against payment of the consideration therefor as provided in the Plan and in an amount not less than the par value thereof, will be validly issued, fully paid and nonassessable.

          In rendering the foregoing opinion, I have relied as to certain factual matters upon certificates of officers of the Company and public officials, and I have not independently checked or verified the accuracy of the statements contained therein. In addition, my examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

          I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me in the Prospectus under the caption "Legal Matters."

                                        Very truly yours,

                                        /s/ Dennis P. Byrnes

                                        Dennis P. Byrnes, Esq.
                                        Assistant General Counsel